STIFEL FINANCIAL CORP.
Form 8-K Dated August 11, 2008
Exhibit 99: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact:

James M. Zemlyak, Chief Financial Officer
(314) 342-2228 zemlyakj@stifel.com

For Immediate Release

Stifel Financial Corp. Reports Second Quarter Results
Net Revenues of $209.0 million
Non-GAAP EPS $0.60
GAAP EPS $0.45
Record 1st half Net Revenue $420 million, up 14%

St. Louis, Missouri - August 11, 2008 - Stifel Financial Corp. (NYSE: "SF") today reported unaudited quarterly net income of $12.3 million, or $0.45 per diluted share, on net revenues of $209.0 million for the quarter ended June 30, 2008. For the comparable quarter of 2007, net income was $1.4 million, or $0.06 per diluted share, on revenues of $210.9 million. For the six months ended June 30, 2008, we posted net income of $26.7 million, or $0.99 per diluted share, on revenues of $420.4 million, compared with $10.3 million, or $0.42 per diluted share, on revenues of $367.9 million, for the same period one year earlier. All prior period share and earnings per share amounts have been retroactively restated to reflect the three-for-two stock split distributed in June 2008.

At June 30, 2008, our equity was $465.1 million, resulting in book value per share of $19.75. During the first six months of 2008, the Company repurchased 567,953 shares of its common stock, at an average price of $27.87 per share.

After adjusting for acquisition related charges, non-GAAP net income, our "Core earnings", and non-GAAP earnings per diluted share were $16.3 million and $0.60, respectively for the second quarter of 2008 compared to 2007 second quarter non-GAAP earnings of $18.9 million and non-GAAP earnings per diluted share of $0.72. For the six months ended June 30, 2008, our non-GAAP earnings and non-GAAP earnings per diluted share were $34.6 million and $1.29, respectively for the first six months of 2008 compared to 2007 year to date non-GAAP earnings of $32.0 million and non-GAAP earnings per diluted share of $1.31. A reconciliation between our GAAP results and non-GAAP measures is included in this release.

Current six month results include the operations of Ryan Beck and Company and Stifel Bank and Trust for the six months compared to the prior year six month results which include Ryan Beck operations for four months and Stifel Bank and Trust for three months, as the acquisitions were made on February 28, 2007 and April 2, 2007, respectively. Prior year second quarter and six month results also include a significant investment banking transaction that contributed $24.7 million in revenue.

Stifel Financial Corp.
Summary of Results of Operations(Unaudited)
($ In Thousands, Except Per Share Amounts)
	Three Months Ended			Percent Change From		Six Months Ended		Change
	6/30/2008	3/31/2008	6/30/2007	3/31/2008	6/30/2007	6/30/2008	6/30/2007	Percent
Total Revenues	$ 214,020	$ 217,242	$ 220,631	-1%	-3%	$ 431,262	$ 383,129	13%
Net Revenues	$ 208,951	$ 211,477	$ 210,935	-1%	-1%	$ 420,428	$ 367,896	14%
Non-GAAP Net Income (1)	$ 16,319	$ 18,318	$ 18,851	-11%	-13%	$ 34,637	$ 32,031	8%
Net Income	$ 12,332	$ 14,347	$ 1,448	-14%	752%	$ 26,679	$ 10,277	160%
Per Share Information
	Three Months Ended			Percent Change From		Year Ended		Change
	6/30/2008	3/31/2008	6/30/2007	3/31/2008	6/30/2007	6/30/2008	6/30/2007	Percent
Non-GAAP Earnings Per Share: Diluted (1)	$ 0.60	$ 0.69	$ 0.72	-13%	-17%	$ 1.29	$ 1.31	-2%
Earnings Per Share: Diluted	$ 0.45	$ 0.54	$ 0.06	-17%	650%	$ 0.99	$ 0.42	136%
Weighed average common equivalent share Computations: Diluted shares	27,229	26,643	26,012	2%	5%	26,931	24,521	10%
(1See"Reconciliationof Core Earnings" table

Business Highlights

YTD Highlights

    Net revenues of $420.4 million, a 14% increase for the six months as compared to 2007.

    GAAP net income of $26.7 million, or $0.99 per diluted share, a 160% increase for the six months as compared to 2007.

    Book value per common share increased to $19.75 as of June 30, 2008, a 14% increase from December 31, 2007.

    Core net income of $34.6 million, or $1.29 per diluted share, an 8% increase for the year as compared to 2007.

    Our Private Client Group ("PCG") and Fixed Income Capital Markets ("FICM") net revenues increased 16% and 213%, respectively, in the first six months as compared to 2007.

    Commissions and principal transactions revenue increased 49% to $301.4 million from the prior year six months.

    Investment banking revenue declined 60% to $42.8 million from the prior year six months.

    Prior year six months and second quarter results include the firm's largest investment banking transaction which contributed $24.7 million in revenues.

    Asset management and service fees revenue increased 34% to $60.2 million from the prior year six months.

    For the six months ended June 30, 2008, utilizing Core earnings, pretax margin was 14%.

    For the six months ended June 30, 2008, utilizing Core earnings, return on average equity was 16%.

Quarterly Highlights

    Net revenues of $209.0 million, down slightly from the prior year second quarter and the first quarter of 2008.

    GAAP net income of $12.3 million, or $0.45 per diluted share, a 752% increase over the prior year second quarter and a 14% decrease from the first quarter 2008.

    Core net income of $16.3 million, or $0.60 per diluted share, a 13% decrease from the prior year second quarter and a 11% decrease from the first quarter 2008.

    Commission and principal transactions revenue increased $34.8 million, 31% over the previous year second quarter.

    Investment banking revenue declined 67% to $20.9 million from prior year second quarter.

    Asset management and service fees revenue increased 17% to $30.0 million as compared to the prior year second quarter.

    For the three months ended June 30, 2008, utilizing Core earnings, pretax margin was 13%.

    For the three months ended June 30, 2008, utilizing Core earnings, annualized return on average equity was 14%.

    The FICM segment recorded net revenues of $34.7 million a 231% increase over the second quarter 2007.

    We had a 3 for 2 stock split distributed on June 12, 2008 to shareholders of record May 29, 2008.

Chairman's Comments

Chairman and Chief Executive Officer, Ronald J. Kruszewski, commented, "Given the difficult market conditions, we are pleased to report a strong quarter. We benefited from our balanced businesses as weakness in investment banking was offset by outstanding results in Fixed Income and Private Client. The turmoil in our industry has provided us the opportunity to add quality individuals to our team. From January 2008 to date, we have opened 16 Private client offices, added 18 investment bankers including a 9 person energy team, increased our public finance team 57% through the addition of 20 associates including new offices in Lansing, Michigan and San Antonio, Texas, added 25 professionals to our fixed income team, including 12 individuals in our Aircraft Leasing group, and added 63 associates to help support the growth of Stifel Bank & Trust. While these additions will significantly add to our long-term shareholder value, our near-term results may be impacted as a result of the associated start-up costs."

Stifel Financial Corp.
Summary of Results of Operations(Unaudited)
($ In Thousands, Except Per Share Amounts)
	Three Months Ended						Percent Change From
Net Revenues	6/30/2008	% of Net Revenues	3/31/2008	% of Net Revenues	6/30/2007	% of Net Revenues	3/31/2008	6/30/2007
Commissions	$ 83,063	39.8%	$ 85,701	40.5%	$ 80,637	38.2%	-3%	3%
Principal transactions	65,674	31.4%	66,937	31.7%	33,301	15.8%	-2%	97%
Investment banking	20,935	10.0%	21,844	10.3%	63,932	30.3%	-4%	-67%
Asset management and service fees	29,966	14.3%	30,278	14.3%	25,537	12.1%	-1%	17%
Other	1,715	0.8%	(1,207)	-0.6%	525	0.3%	n/a	227%
Total operating revenues	201,353	96.3%	203,553	96.2%	203,932	96.7%	-1%	-1%
Interest revenue	12,667	6.1%	13,689	6.5%	16,699	7.9%	-7%	-24%
Total revenues	214,020	102.4%	217,242	102.7%	220,631	104.6%	-1%	-3%
Less: Interest expense	5,069	2.4%	5,765	2.7%	9,696	4.6%	-12%	-48%
Net revenues	208,951	100.0%	211,477	100.0%	210,935	100.0%	-1%	-1%
Non-Interest Expenses
Employee compensation and benefits	144,795	69.3%	146,030	69.1%	163,777	77.6%	-1%	-12%
Occupancy and equipment rental	16,010	7.6%	15,716	7.4%	15,667	7.4%	2%	2%
Communication and office supplies	9,748	4.7%	11,947	5.7%	11,681	5.5%	-18%	-17%
Commissions and floor brokerage	3,486	1.7%	481	0.2%	3,104	1.5%	625%	12%
Other operating expenses	14,762	7.1%	13,378	6.3%	14,042	6.7%	10%	5%
Total non-interest expenses	188,801	90.4%	187,552	88.7%	208,271	98.7%	1%	-9%
Income before income taxes	20,150	9.6%	23,925	11.3%	2,664	1.3%	-16%	656%
Provision for income taxes	7,818	3.7%	9,578	4.5%	1,216	0.6%	-18%	543%
Net income	$ 12,332	5.9%	$ 14,347	6.8%	$ 1,448	0.7%	-14%	752%
Per Share information
Earnings Per Share:
Basic	$ 0.53		$ 0.62	$ 0.07			-15%	657%
Diluted	$ 0.45		$ 0.54	$ 0.06			-17%	650%
Weighted average common equivalent shares
Basic shares	23,449		23,276	22,275			1%	5%
Diluted shares	27,229		26,645	26,012			2%	5%
Statistical Information
Book Value Per Share	$ 19.75	$ 18.72		$ 17.36			6%	14%
Investment Executives	986	972		956			1%	3%
Full-Time Employees	2,922	2,882		2,722			1%	7%
Locations	185	179		177			3%	5%
Total Client Assets (in thousands)	$ 58,060,000	$ 57,283,000		$ 58,036,000			1%	0%

	Six Months Ended
Net Revenues	6/30/2008	% of Net Revenues	6/30/2007	% of Net Revenues	% Change
Commissions	$ 168,764	40.1%	$ 142,013	38.6%	19%
Principal transactions	132,611	31.6%	59,867	16.3%	122%
Investment banking	42,779	10.2%	106,998	29.1%	-60%
Asset management and service fees	60,244	14.3%	44,910	12.2%	34%
Other	508	0.1%	1,942	0.5%	-74%
Total operating revenues	404,906	96.3%	355,730	96.7%	14%
Interest revenue	26,356	6.3%	27,399	7.4%	-4%
Total revenues	431,262	102.6%	383,129	104.1%	13%
Less: Interest expense	10,834	2.6%	15,233	4.1%	-29%
Net revenues	420,428	100.0%	367,896	100.0%	14%
Non-Interest Expenses
Employee compensation and benefits	290,825	69.2%	274,611	74.6%	6%
Occupancy and equipment rental	31,726	7.5%	26,275	7.1%	21%
Communication and office supplies	21,695	5.2%	19,775	5.4%	10%
Commissions and floor brokerage	3,967	0.9%	4,719	1.3%	-16%
Other operating expenses	28,140	6.7%	25,035	6.8%	12%
Total non-interest expenses	376,353	89.5%	350,415	95.2%	7%
Income before income taxes	44,075	10.5%	17,481	4.8%	152%
Provision for income taxes	17,396	4.1%	7,204	2.0%	141%
Net income	$ 26,679	6.4%	$ 10,277	2.8%	160%
Per Share information
Revenues:	6/30/2008	6/30/2007			% Change
Earnings Per Share:
Basic	$ 1.14	$ 0.49			133%
Diluted	$ 0.99	$ 0.42			136%
Weighted average common equivalent shares
Basic shares	23,363	20,978			11%
Diluted shares	26,931	24,521			10%

Business Segment Results

Stifel Financial Corp.
Summary of Segment Data & Statistical Information (Unaudited)
Segment Data ($ In Thousands)
	Three Months Ended			Percent Change From		Six Months Ended		Change
Net Revenues	06/30/2008	03/31/2008	06/30/2007	03/31/2008	06/30/2007	06/30/2008	06/30/2007	Percent
Private Client	$ 120,999	$ 114,853	$ 118,274	5%	2%	$ 235,852	$ 203,801	16%
Equity capital markets	48,011	49,228	78,410	-2%	-39%	97,239	130,940	-26%
Fixed income capital markets	34,709	44,002	10,496	-21%	231%	78,711	25,111	213%
Stifel Bank	3,237	2,082	1,090	55%	197%	5,319	1,090	388%
Other	1,995	1,312	2,665	52%	-25%	3,307	6,954	-52%
Total net revenues	$ 208,951	$ 211,477	$ 210,935	-1%	-1%	$ 420,428	$ 367,896	14%
Operating Contribution
Private Client	$ 29,856	$ 25,605	$ 26,377	17%	13%	$ 55,461	$ 44,468	25%
Equity capital markets	3,584	6,927	20,528	-48%	-83%	10,511	33,946	-69%
Fixed income capital markets	11,786	14,913	(614)	-21%	n/a	26,699	1,273	1997%
Stifel Bank	422	309	274	37%	54%	731	274	167%
Other/unallocated overhead	(25,498)	(23,829)	(43,901)	n/a	n/a	(49,327)	(62,480)	n/a
Income before income taxes	$ 20,150	$ 23,925	$ 2,664	-16%	656%	$ 44,075	$ 17,481	152%

Private Client Group Segment- Six Month Highlights

    Net revenues of $235.9 million, a 16% increase over the prior year first six months.

    Operating contribution of $55.5 million, a 25% increase over the same period last year.

    Commission and principal transactions revenue increased 25% over the previous year first six months.

    Investment banking revenue, which represents sales commissions on capital raising activities, declined 59% from the prior year six months.

    Asset management and service fees revenue increased 34% to $60.1 million as compared to the prior year first six months.

    For the six months ended June 30, 2008, employee compensation and benefits was 62% of net revenues compared to 64% for the same period last year.

    We added 13 PCG offices and 72 F.A.'s in the first half of 2008 as part of our ongoing footprint expansion efforts.

Private Client Group Segment- Second Quarter Highlights

    Net revenues of $121.0 million, a 2% increase over the prior year second quarter and a 5% increase from the first quarter of 2008.

    Operating contribution of $29.9 million, a 13% increase over the previous year second quarter and a 17% increase from the first quarter this year.

    Commission and principal transactions revenue increased 7% over the previous year second quarter.

    Investment banking revenue declined 52% from the prior year second quarter.

    Asset management and service fees revenue increased 17% to $29.9 million as compared to the prior year second quarter.

    For the three months ended June 30, 2008, employee compensation and benefits was 60% of net revenues compared to 63% for the same period last year.

Stifel Financial Corp.
Private Client Group Segment Data & Statistical Information (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From		Six Months Ended		Change
Revenues:	06/30/2008	03/31/2008	06/30/2007	03/31/2008	06/30/2007	06/30/2008	06/30/2007	Percent
Commissions and principal transactions	81,540	77,952	75,925	5%	7%	159,492	127,654	25%
Investment banking	6,216	4,103	13,010	51%	-52%	10,319	25,298	-59%
Asset management and service fees	29,941	30,147	25,490	-1%	17%	60,088	44,718	34%
Net interest & other	3,302	2,651	3,849	25%	-14%	5,953	6,131	-3%
Total Net Revenues	120,999	114,853	118,274	5%	2%	235,852	203,801	16%
Non-interest expenses:
Employee compensation & benefits	72,691	72,845	74,831	0%	-3%	145,536	129,787	12%
Other non-interest expenses	18,452	16,403	17,066	12%	8%	34,855	29,546	18%
Total non-interest expenses	91,143	89,248	91,897	2%	-1%	180,391	159,333	13%
Income before income taxes	29,856	25,605	26,377	17%	13%	55,461	44,468	25%
Ratios to Net Revenues
Employee compensation & benefits	60%	63%	63%			62%	64%
Other non-interest expenses	15%	14%	14%			15%	14%
Net Margins	25%	22%	22%			24%	22%

Equity Capital Markets Segment - Six Month Highlights

    Net revenues of $97.2 million, a 26% decrease over the prior year first six months.

    Commission and principal transactions revenue increased 30% over the same period last year.

    Investment banking revenue decreased 66% from the prior years six months.

    Prior year investment banking includes a significant transaction which contributed $24.7 million in revenue in the 2007 second quarter.

    We added 48 revenue producers in the first six months of 2008.

Equity Capital Markets Segment - Second Quarter Highlights

    Net revenues of $48.0 million, a 39% decrease over the prior year second quarter and a 2% decrease from the first quarter 2008.

    Commission and principal transactions revenue increased 22% over the prior year second quarter and increased 4% from the first quarter 2008.

    Investment banking revenue decreased 76% over the prior year second quarter and decreased 17% from the first quarter of this year.

    For the three months ended June 30, 2008, employee compensation and benefits was 69% of net revenues compared to 59% for the prior year second quarter.

Stifel Financial Corp.
Equity Capital Markets Group Segment Data & Statistical Information (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From		Six Months Ended		Change
Revenues:	06/30/2008	03/31/2008	06/30/2007	03/31/2008	06/30/2007	06/30/2008	06/30/2007	Percent
Commissions and principal transactions	35,880	34,654	29,463	4%	22%	70,534	54,085	30%
Capital raising	4,559	6,758	19,168	-33%	-76%	11,317	30,997	-63%
Advisory fees	7,309	7,509	29,446	-3%	-75%	14,818	45,098	-67%
Investment banking	11,868	14,267	48,614	-17%	-76%	26,135	76,095	-66%
Other	263	307	333	-14%	-21%	570	760	-25%
Total Net Revenues	48,011	49,228	78,410	-2%	-39%	97,239	130,940	-26%
Non-interest expenses:
Employee compensation & benefits	32,950	31,294	46,495	5%	-29%	64,244	77,384	-17%
Other non-interest expenses	11,477	11,007	11,387	4%	1%	22,484	19,610	15%
Total non-interest expenses	44,427	42,301	57,882	5%	-23%	86,728	96,994	-11%
Income before income taxes	3,584	6,927	20,528	-48%	-83%	10,511	33,946	-69%
Ratios to Net Revenues
Employee compensation & benefits	69%	64%	59%			66%	59%
Other non-interest expenses	24%	22%	15%			23%	15%
Net Margins	7%	14%	26%			11%	26%

Fixed Income Capital Markets Segment-Six Month Highlights

    Net revenues of $78.7 million, a 213% increase over the prior year first six months.

    Operating contribution of $26.7 million, a 1,997% increase over the prior year six month period.

    Commissions and principal transactions revenue increased 255% over the prior year first six months.

    For the six months ended June 30, 2008, employee compensation and benefits was 58% of net revenues compared to 72% for the prior year first six months.

    Net margins were 34% compared to 5% in the prior year six month period.

    We added 24 revenue producers in the first six months of 2008.

Fixed Income Capital Markets Segment Second Quarter Highlights

    Net revenues of $34.7 million, a 231% increase over the prior year second quarter and a 21% decrease from the first quarter 2008.

    Commissions and principal transactions revenue increased 268% over the prior year second quarter and decreased 22% from the first quarter of this year.

    For the three months ended June 30, 2008, employee compensation and benefits was 57% of net revenues compared to 75% for the prior year second quarter.

Stifel Financial Corp.
Fixed Income Capital Markets Segment Data & Statistical Information (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From		Six Months Ended		Change
Revenues:	06/30/2008	03/31/2008	06/30/2007	03/31/2008	06/30/2007	06/30/2008	06/30/2007	Percent
Commissions & principal transactions	31,317	40,033	8,507	-22%	268%	71,349	20,098	255%
Investment banking	2,851	3,474	2,539	-18%	12%	6,325	5,835	8%
Other	541	495	(550)	9%	n/a	1,037	(822)	n/a
Total Net Revenues	34,709	44,002	10,496	-21%	231%	78,711	25,111	213%
Non-Interest Expenses
Employee compensation and benefits	19,665	25,936	7,893	-24%	149%	45,601	18,047	153%
Operating expenses	3,258	3,153	3,217	3%	1%	6,411	5,791	11%
Total non-interest expenses	22,923	29,089	11,110	-21%	106%	52,012	23,838	118%
Income before income taxes	11,786	14,913	(614)	-21%	n/a	26,699	1,273	1,997%
Ratios to Net Revenues
Employee compensation & benefits	57%	59%	75%			58%	72%
Other non-interest expenses	9%	7%	31%			8%	23%
Net Margins	34%	34%	-6%			34%	5%

Stifel Bank Segment Second-Six Month Highlights

Current six month results include the operations of Stifel Bank and Trust for the full six months compared to the prior year six month results, which include Stifel Bank and Trust for only three months, as the acquisition was made on April 2, 2007, respectively.

    Net revenues of $5.3 million increased 388% over the prior year.

    Total retained loans, net, increased 77% over the prior year.

    Total assets increased 50% over the prior year.

    Total deposits increased 58% over the prior year.

    We added 13 revenue producers in the first six months of 2008.

Stifel Bank Segment Second Quarter Highlights

    Net revenues of $3.2 million increased 197% over the prior year second quarter and increased 55% over the preceding quarter.

    Total retained loans, net, increased 13% over the preceding quarter.

    Total assets increased 5% over the preceding quarter.

    Non performing loans as a percentage of total loans decreased from 1.42% in the preceding quarter to 0.73%.

Stifel Financial Corp.
Stifel Bank & Trust Segment Data & Statistical Information (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From		Six Months Ended		Change
Revenues:	06/30/2008	03/31/2008	06/30/2007	03/31/2008	06/30/2007	06/30/2008	06/30/2007	Percent
Interest	3,811	3,551	2,592	7%	47%	7,362	2,592	184%
Other	862	247	136	249%	535%	1,109	136	715%
Total Revenues	4,673	3,798	2,728	23%	71%	8,471	2,728	211%
Less: Interest expense	1,436	1,716	1,638	-16%	-12%	3,152	1,638	92%
Total Net Revenues	3,237	2,082	1,090	55%	197%	5,319	1,090	388%
Employee compensation and benefits	978	759	348	29%	181%	1,737	348	399%
Provision for loan loss	935	135	15	593%	6,133%	1,070	15	7,033%
Other non-interest expenses	902	879	453	3%	98%	1,781	453	293%
Total non-interest expenses	2,815	1,773	816	59%	245%	4,588	816	462%
Income before income taxes	422	309	274	37%	54%	731	274	167%
As Of	06/30/2008	03/31/2008	06/30/2007
Total assets	$ 301,511	$ 287,993	$ 201,412
Total retained loans, net	$ 168,904	$ 150,106	$ 95,309
Total loans held for sale, net	$ 17,301	$ 20,323	$ - -
Total deposits	$ 222,249	$ 229,660	$ 140,561
Total capital	$ 55,144	$ 56,134	$ 55,746
Allowance for loan losses as a % of loans	1.18%	1.15%	1.18%
Total Non-Performing Loans as a % of Loans	0.73%	1.42%	0.00%

Prior year to date results include three months as Stifel Bank& Trust was purchased on April 1, 2007.

Non-GAAP Financial Measures

Our management has utilized non-GAAP calculations of presented net revenues, compensation and benefits, operating expenses, income before income taxes, provision for income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share that are adjusted in the manner presented below as an additional measure to aid in understanding and analyzing our financial results for the three and six months ended June 30, 2008. Specifically, our management believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of our core operating results and business outlook. Our management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business and facilitate a meaningful comparison of our results in the current period to those in prior periods and future periods. Our reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance. The non-GAAP amounts exclude compensation and operating expenses associated with the LM Capital Markets and Ryan Beck acquisitions, principally stock based awards offered to key associates of the LM Capital Markets in January 2006.

A limitation of utilizing these non-GAAP measures of compensation and benefits, operating expenses, income before income taxes, provision for income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share is that the GAAP accounting effects of these acquisitions do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, our management believes that both GAAP measures of net revenues, compensation and benefits operating expenses, income before income taxes, income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share and the same respective non-GAAP measures of our financial performance should be considered together.

We expect to grant stock based awards and other share-based compensation in the future. We do not expect to make such substantial grants to employees outside of our regular compensation and hiring process, as we did when we granted the restricted stock units in connection with our LM Capital Markets acquisition.

The following provides details with respect to reconciling net revenues, compensation and benefits, operating expenses, income before income taxes, provision for income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share on a GAAP basis for the three and six months ended June 30, 2008 to the aforementioned captions on a non-GAAP basis in the same respective period.

Stifel Financial Corp.
Reconciliation of Core Earnings (Unaudited)
($ In Thousands)
	Three Months Ended June 30, 2008					Three Months Ended June 30, 2007
	GAAP	Acquisition Related		Core Business	% of Revenues	GAAP	Acquisition Related		Core Business	% of Revenues
Revenues
Net Revenues	$208,951	- -		$208,951	100%	$210,935	$313	a	211,248	100%
Non Interest Expenses
Compensation and Benefits	144,795	(6,367)	b	138,428	66%	163,777	(27,124)	d	136,653	65%
Operating Expenses	44,006	(147)	c	43,859	21%	44,494	(2,264)	c	42,230	20%
Total non-interest expenses	188,801	(6,514)		182,287	87%	208,271	(29,388)		178,883	85%
Income before income taxes	20,150	6,514		26,664	13%	2,664	29,701		32,365	15%
Provision for income taxes	7,818	2,527	e	10,345	5%	1,216	12,298	e	13,514	6%
Net income	$12,332	$3,987	f	$16,319	8%	$1,448	$17,403	f	$18,851	9%
Compensation Ratios (g)	69%			66%		78%			65%
Return on average equity (j)	11%			14%		2%			20%
Pretax Margin(h)	10%			13%		1%			15%
Earnings per share-Diluted (i)	$0.45	$0.15		$0.60		$0.06	$0.66		$0.72
	Six Months Ended June 30, 2008					Six Months Ended June 30, 2007
	GAAP	Acquisition Related		Core Business	% of Revenues	GAAP	Acquisition Related		Core Business	% of Revenues
Revenues
Net Revenues	$420,428	- -		$420,428	100%	$367,896	$ 313	a	$368,209	100%
Non Interest Expenses
Compensation and Benefits	290,825	(12,665)	b	278,160	66%	274,611	(33,287)	d	241,324	65%
Operating Expenses	85,528	(481)	c	85,047	20%	75,804	(3,402)	c	72,402	20%
Total non-interest expenses	376,353	(13,146)		363,207	86%	350,415	(36,689)		313,726	85%
Income before income taxes	44,075	13,146		57,221	14%	17,481	37,002		54,483	15%
Provision for income taxes	17,396	5,188	e	22,584	6%	7,204	15,248	e	22,452	6%
Net income	$26,679	$7,958	f	$34,637	8%	$10,277	$21,754	f	$32,031	9%
Compensation Ratios (g)	69%			66%		75%			66%
Return on average equity (j)	12%			16%		6%			20%
Pretax Margin (h)	10%			14%		5%			15%
Earnings per share-Diluted (i)	$0.99	$0.30		$1.29		$0.42	$0.89		$1.31

  The adjustment represents the pre-tax revenues for recognition of pre-acquisition investment banking backlog.

  The adjustment primarily represents the pre-tax expense with respect to the amortization of the stock based awards awarded to LM Capital Markets associates in January 2006.

  The adjustment represents the pre-tax adjustment for operating expenses related to the LM Capital Markets and the Ryan Beck acquisitions.

  The adjustment primarily represents the pre-tax adjustment for the amortization of the stock-based awards awarded to the LM Capital Markets associates and compensation expenses principally for the acceleration of the vesting for Ryan Beck deferred compensation plans.

  The adjustment to provision for income taxes represents the tax effect resulting from the addition or deductions from a-d above.

  The adjustment to net income is the after-tax adjustments for items a-e above.

  The three and six month ended June 30, 2008 and 2007 compensation ratios were calculated by dividing compensation and benefits by net revenues.

  The three and six month ended June 30, 2008 and 2007 pre-tax margins were calculated by dividing income before income taxes expense by net revenues.

  The diluted weighted average of common equivalent shares outstanding were not adjusted.

  The three and six month ended June 30, 2008 and 2007 annualized returns on average equity were calculated by dividing net income by average equity.

Statement of Financial Condition Highlights

Total assets increased 12% to $1.7 billion from $1.5 billion at December 31, 2007. Total stockholders' equity increased $40.4 million, or 10%, to $465.0 million, principally due to amortization of stock-based award and net income.

At June 30, 2008, the Company reported total securities owned at fair value of $256.2 million which included trading securities and available for sale securities categorized as level 3 of $16.1 million and $11.0 million, respectively.

Conference Call Information

Stifel Financial Corp. will hold a conference call Tuesday August 12, 2008, at 10:00 a.m. Eastern. This call will be Web cast and slides can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within Thomson/CCBN's Investor Distribution Network. Questions may be posed to management by participants on the call, and in response the company may disclose additional material information. To participate in the question and answer portion on the call, please dial 888-676-3684 and request the Stifel Financial Corp. earnings call. The subjects to be covered may also contain forward-looking information.

Company Information

Stifel Financial Corp. operates 184 offices in 31 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus and Company, Inc., and 3 European offices through Stifel Nicolaus Limited. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, commercial and retail banking and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate the acquired companies; a material adverse change in the financial condition,; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made.  Stifel does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Stifel disclaims any intent or obligation to update these forward-looking statements.

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